Exhibit 99.2 + Guidewire announces agreement to acquire hyperexponential October 27, 2026

Safe Harbor This presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the proposed transaction with hyperexponential (the “proposed transaction”), the expected timing of the closing of the proposed transaction, the ability of the parties to complete the proposed transaction, the expected benefits of the proposed transaction, the expected impact to Guidewire’s ARR growth for fiscal year 2027, and any assumptions underlying any of the foregoing. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements represent Guidewire’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to diﬀer materially from those implied by the forward-looking statements. Among those risks and uncertainties are the risk that the proposed transaction may not be completed in a timely manner or at all; the potential failure to receive, on a timely basis or otherwise, the required funding for the proposed transaction; the potential failure to consummate the proposed transaction; that the proposed transaction may involve unexpected costs, liabilities, or delays; and risks relating to Guidewire’s business, including those described in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission (the “SEC”) as well as other documents that may be filed by Guidewire from time to time with the SEC. Guidewire may not consummate the proposed transaction described in this presentation and, if the proposed transaction is consummated, cannot provide any assurances regarding the expected benefits of the transaction. The forward-looking statements included in this presentation speak only as of the date of this presentation, and Guidewire does not undertake to update the statements included in this presentation for subsequent developments, except as may be required by law.

Guidewire + hyperexponential

WHO IS HX

hyperexponential (hx) is an agentic pricing and underwriting platform for commercial and specialty insurance. Insurers, reinsurers, and MGAs, from Lloyd's to US commercial lines, use hx to build pricing models, assess complex risk, and optimize their portfolios.

WHY IT MATTERS

This combination will accelerate the insurance industry's transformation to Agentic Underwriting by delivering the agentic technology platform to support every commercial line segment and risk.

Guidewire brings System of record and transaction backbone		hx brings Decision infrastructure for underwriting work
Policy administration		**Underwriting workflows**
Billing and claims systems		**Pricing and rating engine**
Pricing and rating solutions	+	**Underwriting decisioning**
Insurance data and workflow infrastructure		**hyperoperator and agentic automation**
Scaled P&C customer base		**Expanded portfolio and European and London Market reach**

Better together

Complementary strengths across commercial risk

Combining Guidewire's core systems and customer reach with hx's pricing and underwriting expertise creates a complete insurance life cycle for commercial lines insurance.

Select the right risks	Steer the portfolio	Price with precision	Act at scale with confidence

Agentic Underwriting creates a large growth opportunity for Guidewire

INSURANCE IMPERATIVE		GUIDEWIRE GROWTH DRIVER		ADDRESSABLE MARKET SIZE
Legacy tech decay & Security Consumer expectations Tech driven business agility	→	Core system sales (Claims, Policy, Billing, Pricing/Rating, Underwriting, Data & Analytics)	→	~$30B 1% of DWP
Indemnity control Consumer experience expectations Operating efficiency	→	Agentic Claims Agentic systems & traditional ML applied to Claims workflows	→	~$30B 1% of DWP
Underwriting profitability Operating efficiency Competitiveness	→	Agentic Underwriting Agentic systems & traditional ML applied to Underwriting workflows	→	~$30B 1% of DWP

Guidewire + hx will transform commercial lines underwriting

MARKET SHIFT

Commercial lines underwriting will transform with AI

AI improves industry ROE through three levers

- Better understanding of pricing and risk
- Less friction in distribution
- Improved rate adequacy and portfolio analytics

VALUE CREATION

Agentic underwriting creates value across multiple layers

From submission to bound policy

- Risk Selection and Pricing
- Submission ingestion
- Triage and prioritization
- Underwriting efficiency
- Portfolio intelligence & profitability

COMPETITIVE POSITION

Guidewire + hyperexponential is best positioned to win

Complementary strengths, one platform

- Full coverage across underwriting, rating and policy admin
- Covers commercial insurers needs worldwide
- Adds world-class team of ~300

Transaction overview: hyperexponential acquisition

Transaction details

- Cash consideration of **~$1.7B**, inclusive of employee retention pool, plus a contingent earnout of **up to $400M** payable based on post-close performance
- Initial financing of **$1.0B Term Loan A**; remainder funded with cash on balance sheet
- Term Loan A structure provides flexibility and Guidewire will evaluate the optimal long-term capital structure options

Anticipated closing

- Closing expected in Q2 FY27 (Guidewire fiscal quarter ending January 31, 2027)
- Closing is not subject to financing condition

Expected financial impact

- Adds 650+ bps to expected FY27 ARR growth (inorganic)
- Supports acceleration of organic ARR growth rate by at least 150 bps after FY27
- No impact to Q1 guidance; FY27 guidance will be updated on the Q1 earnings call